Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of CNB Financial Corporation on Form S-4 of our reports dated December 13, 2024, and December 14, 2023, of ESSA Bancorp, Inc. and subsidiary’s consolidated financial statements as of September 30, 2024 and 2023, and for the years then ended and to the reference to us under the heading “Experts” in the joint proxy statement/prospectus, which is part of this Registration Statement.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

February 20, 2025